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                              Exhibit 99.1

                PRIOR YEAR 2000 READINESS DISCLOSURES


Each of the following statements previously made by the Corporation is being designated as "Year 2000 Readiness Disclosure" under the Year 2000 Information and Readiness Disclosure Act. These prior Year 2000 Readiness Disclosures were based in part upon and repeated information provided by the Corporation's customers, suppliers and other third parties without independent verification by the Corporation. These prior Year 2000 Readiness Disclosures are superseded by the Year 2000 Readiness Disclosure in the Quarterly Report on Form 10-Q for the period ended September 30, 1998.

QUARTERLY REPORT ON FORM 10-Q FOR THE PERIOD ENDED JUNE 30, 1998

The Corporation is currently in the process of addressing a potential problem that is facing all users of automated information systems. The problem is that many computer systems that process transactions based on two digits representing the year of transaction may recognize a date using "00" as the year 1900 rather than the year 2000. The problem could affect a wide variety of automated information systems, such as mainframe applications, personal computers, and communication systems, in the form of software failure, errors, or miscalculations. By nature, the banking and financial services industries are highly dependent upon computer systems because of significant transaction volumes and a date dependency for interest measurements on financial instruments such as loans and deposits.

The Corporation developed a plan to prepare for the year 2000 in 1997.
This plan began with the performance of an inventory of software applications, communicating with third party vendors and suppliers, and obtaining certification of compliance with third party providers. The Corporation has a comprehensive, written plan, which is regularly updated and monitored by technical personnel. Plan status is regularly reviewed by management of the Corporation. As of June 30, 1998, it is estimated that this plan is approximately 55% complete.

The Corporation will continue to assess the impact of the Year 2000 issue on the remainder of its computer based systems and applications throughout 1998. The Corporation's goal is to perform tests of its systems and applications during 1998, and to have all systems and applications compliant with the century change by early 1999, allowing the rest of 1999 to be used for full validation and testing.

The Corporation estimates it will spend approximately $160,000 during 1998 and 1999 to remediate its Year 2000 issues. These costs will primarily




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consist of personnel expense and for staff dedicated to the effort and professional fees paid to third party providers of remedial services. It is the Corporation's policy to expense such costs as incurred. The Corporation may also invest in new or upgraded technology which has definable value lasting beyond 2000. In these instances, where Year 2000 compliance is merely ancillary, the Corporation may capitalize and depreciate such an asset over its estimated useful life.

In addition to reviewing its own computer operating systems and applications, the Corporation has initiated formal communications with its significant suppliers and large customers to determine the extent to which the Corporation's interface systems are vulnerable to those third parties' failure to resolve their own Year 2000 issues. There is no assurance that the systems of other companies on which the Corporation's systems rely will be timely converted. If such modifications and conversions are not made, or are not completed timely, the Year 2000 issue could have an adverse impact on the operations of the Corporation.

Based on currently available information, management does not presently anticipate that the costs to address the Year 2000 issues will have an adverse impact on the Corporation's financial conditions, results of operations, or liquidity.

The costs of the project and the date on which the Corporation believes it will complete the Year 2000 modifications are based on management's best estimates. There can be no guarantee that these estimates will be achieved and actual results could differ from those anticipated. Specific factors that might cause differences include, but are not limited to, the ability of other companies on which the Corporation's systems rely to modify or convert their systems to be Year 2000 compliant, the ability to locate and correct all relevant computer codes, and similar uncertainties.

1997 ANNUAL REPORT, INCORPORATED BY REFERENCE IN
ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997

YEAR 2000
The Corporation is currently in the process of addressing a potential problem that is facing all users of automated information systems. The problem is that many computer systems that process transactions based on two digits representing the year of transaction may recognize a date using "00" as the year 1900 rather than the year 2000. The problem could affect a wide variety of automated information systems, such as mainframe applications, personal computers, and communication systems, in the form of software failure, errors, or miscalculations. By nature, the banking and financial services industries are highly dependent upon computer systems, because of significant transaction volumes and a date dependency for interest measurements on financial instruments such as loans and deposits.


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The Corporation developed a plan to prepare for the year 2000 in 1997.
This plan began with the performance of an inventory of software applications, communicating with third party vendors and suppliers, and obtaining certification of compliance with third party providers. The Corporation has a comprehensive, written plan, which is regularly updated and monitored by technical personnel. Plan status is regularly reviewed by management of the Corporation. As of December 31, 1997, it is estimated that this plan is approximately 30% complete.

The Corporation will continue to assess the impact of the Year 2000 issue on the remainder of its computer based systems and applications throughout 1998. The Corporation's goal is to perform tests of its systems and applications during 1998, and to have all systems and applications compliant with the century change by early 1999, allowing the rest of 1999 to be used for full validation and testing.

At December 31, 1997, the Corporation estimated it may spend approximately $160,000 over the next two years to remediate its Year 2000 issues. These costs will primarily consist of personnel expense for staff dedicated to the effort and professional fees paid to third party providers of remedial services. It is the Corporation's policy to expense such costs as incurred. The Corporation may also invest in new or upgraded technology which has definable value lasting beyond 2000. In these instances, where Year 2000 compliance is merely ancillary, the Corporation may capitalize and depreciate such an asset over its estimated useful life.

In addition to reviewing its own computer operating systems and applications, the Corporation has initiated formal communications with its significant suppliers and large customers to determine the extent to which the Corporation's interface systems are vulnerable to those third parties' failure to resolve their own Year 2000 issues. There is no assurance that the systems of other companies on which the Corporation's systems rely will be timely converted. If such modifications and conversions are not made, or are not completed timely, the Year 2000 issue could have an adverse impact on the operations of the Corporation.

Based on currently available information, management does not presently anticipate that the costs to address the Year 2000 issues will have an adverse impact on the Corporation's financial conditions, results of operations, or liquidity.

The costs of the project and the date on which the Corporation believes it will complete the Year 2000 modifications are based on management's best estimates. There can be no guarantee that these estimates will be achieved and actual results could differ from those anticipated. Specific factors that might cause differences include, but are not limited to, the ability of other companies on which the Corporation's systems rely to modify or convert their systems to be Year 2000 compliant, the ability to locate and correct all relevant computer codes, and similar uncertainties.
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